Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-258461) pertaining to the Amended and Restated Riskified Ltd. 2013 Equity Incentive Plan (including the U.S. Sub-Plan to the Amended and Restated Riskified Ltd. 2013 Equity Incentive Plan), the Riskified Ltd. 2021 Share Incentive Plan and the Riskified Ltd. 2021 Employee Share Purchase Plan;

(2)Registration Statement (Form S-8 No. 333-265150) pertaining to the Riskified Ltd. 2021 Share Incentive Plan;

(3)Registration Statement (Form S-8 No. 333-270006) pertaining to the Riskified Ltd. 2021 Share Incentive Plan;

of our report dated March 6, 2024, with respect to the consolidated financial statements of Riskified Ltd included in this Annual Report (Form 20-F) of Riskified Ltd for the year ended December 31, 2023.

/s/ Kost Forer Gabbay & Kasierer
March 6, 2024	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of EY Global